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                                                                    EXHIBIT 99.1

NEWS RELEASE

Financial news contact:    John Everets                        December 21, 2000
                           Chairman and CEO                    Boston, MA
                           (617) 720-3600

            HPSC CLOSES $527 MILLION ASSET BACKED TERM SECURITIZATION

BOSTON, MA (December 21, 2000) - HPSC, Inc. (AMX: HDR), a leading non-bank provider of financing for healthcare practitioners, announced the completion of a $527 million equipment receivables backed securitization. The securitized assets, which consist of equipment leases and loan contracts with licensed medical and other professionals and commercial revolving loans, were originated by the company and its commercial lending subsidiary, American Commercial Finance Corporation, and were previously included in the Company's commercial paper conduits.

The offering was made in seven classes of Equipment Contract Backed Notes and one class of Equipment Contract Backed Variable Funding Notes.

The Notes have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Act.

John W. Everets, Chairman and Chief Executive Officer, commented, "Although the interest rate swap breakage costs incurred in connection with completing this transaction will cause the Company to report a loss for the fourth quarter of its fiscal year 2000, we expect to be profitable for the fiscal year. Moreover, the overall effect of this transaction is very positive for the Company since the interest rate and other terms of this transaction are very favorable. We expect this transaction will provide a powerful cost effective vehicle to fund our portfolio."

HPSC, Inc. is a leading non-bank financial service company which provides leasing and other financing opportunities to medical and dental professions in all fifty states. The Company's subsidiary, American Commercial Finance Corporation (ACFC), provides asset-based lines of credit to manufacturing and distribution companies throughout the eastern United States.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act. When used in this press release, the words "believes," "anticipates," "expects," "plans," "intends," "estimates," "continue," "may," or "will" (or the negative of such words) and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties, including but not limited to the following: the Company's dependence on maintaining and increasing funding sources; restrictive covenants in funding documents; payment restrictions and default risks in asset securitization transactions to

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which the Company is a party; customer credit risks; competition for customers and for capital funding at favorable rates relative to the capital costs of the Company's competitors; changes in healthcare payment policies; interest rate risk; the risk that the Company may not be able to realize the residual value on financed equipment at the end of its lease term; risks associated with the sale of certain receivable pools by the Company; dependence on sales representatives and the current management team; and fluctuations in quarterly operating results. The Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 1999 contain additional information concerning such risk factors. Actual results in the future could differ materially from those described in the forward-looking statements as a result of the risk factors including those set forth above, and the risk factors described in the Annual Report. HPSC cautions the reader, however, that such list of risk factors may not be exhaustive. HPSC undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.